SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20349

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer Identification No.)
incorporation)

4300 Wilson Boulevard, 11th Floor
Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

As previously announced, Andres and Los Mina, two wholly-owned subsidiaries of AES located in the Dominican Republic, were in default under their $112 million and $24 million respective credit facilities.  On December 15, 2004, both Andres and Los Mina entered into forbearance agreements with their respective lenders pursuant to which Andres and Los Mina agreed to pay interest when due under the facilities and the lenders agreed not to exercise any remedies under the respective credit agreements.  These forbearance agreements expired on June 10, 2005.  On June 16, 2005, Andres entered into an agreement with its lenders to extend its forbearance agreement until July 30, 2005.    Andres is in negotiations with the lenders under its credit agreement to amend the facility.    As of May 31, 2005, the unaudited net assets of Andres were $311 million.  While an extension of the forbearance agreement for Los Mina has not been executed, Los Mina is currently involved in discussions with its lenders.    As of May 31, 2005 the unaudited net assets of Los Mina were $92 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The AES Corporation

Date: June 16, 2005	By:	/s/ Vincent W. Mathis

		Name:	Vincent W. Mathis

		Title:	Deputy General Counsel